UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2014

ENDURANCE EXPLORATION GROUP, INC.

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 23, 2014, Endurance Exploration Group, Inc. (“Endurance”) entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to Endurance in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with Endurance’s investigation of a suspected shipwreck located off the coast of New England.  Steven Saint Amour, who serves as a member of the Board of Directors of Endurance, and Joan Saint Amour are the principal shareholders and officers of Eclipse.

The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by Endurance.  Endurance will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  Endurance will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.  A copy of the contract is attached hereto as Exhibit 10.1.

The contract was unanimously approved by the Board of Directors of Endurance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1

Letter Agreement between Endurance Exploration Group, Inc. and Eclipse Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: June 24, 2014	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer

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